Exhibit 10.4

SUBLEASE AGREEMENT

This Sublease Agreement (“Sublease”) is made effective as of the 7th day of October, 2004, (the “Effective Date”) by and between Blue Coat Systems, a Delaware corporation (“Sublessor”), and Infoblox Inc., a Delaware corporation (“Sublessee”). Sublessor agrees to sublease to Sublessee, and Sublessee agrees to sublease from Sublessor, those certain premises situated in the City of Sunnyvale, County of Santa Clara, State of California, consisting of approximately 45,823 square feet of space known as 475-477 Potrero Avenue, more particularly set forth on Exhibit “A” hereto (the “Subleased Premises”).

ARTICLE 1

MASTER LEASE AND OTHER AGREEMENTS

1.1 Subordinate to Master Lease. Except as specifically set forth herein, this Sublease is subject and subordinate to all of the terms and conditions of the lease (the “Lease”) dated as of March 20, 2001, between Sunnyvale VIII Trust, a Maryland business trust (“Master Lessor”) and CacheFlow Inc., a Delaware corporation, now known as Blue Coat Systems, as “Lessee”. The Lease is sometimes referred to herein as the “Master Lease”. Sublessee hereby assumes and agrees to perform the obligations of Lessee under the Master Lease as more particularly set forth hereafter and Sublessor agrees to perform the obligations of Lessee under the Lease to the extent not assumed by Sublesee under this Sublease. Unless otherwise defined, all capitalized terms used herein shall have the same meanings as given them in the Master Lease. A copy of the Master Lease is attached hereto as Exhibit “A” and incorporated herein by this reference. With respect to the obligations assumed by Sublessee, Sublessee shall not commit or permit to be committed any act or omission which would violate any term or condition of the Master Lease. With respect to the obligations assumed by Sublessee, Sublessee shall neither do nor permit anything to be done which would cause the Master Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Master Lessor under the Master Lease. Sublessee and Sublessor shall each indemnify and hold the other harmless from and against all liability, judgments, costs, demands, claims, and damages of any kind whatsoever (including, without limitation, attorneys’ fees and court costs) by reason of any failure on the part of Sublessee to perform any of the obligations of Lessee under the Master Lease which Sublessee and Sublessor are obligated hereunder to perform. In the event of the termination of Sublessor’s interest as Lessee under the Master Lease by Master Lessor, then this Sublease shall terminate automatically upon such termination without any liability of Master Lessor or Sublessor to Sublessee. If there is any right to terminate the Lease on the part of Lessee under the Master Lease, to the extent Master Lessor consents to the assignment by Sublessor of such right to terminate, such right is hereby assigned to Sublessee and only Sublessee, and not Sublessor, may exercise such right. Sublessee represents and warrants to Sublessor that it has read and is familiar with the Master Lease.

1.2 Applicable Provisions. All of the terms and conditions contained in the Master Lease as they may apply to the Subleased Premises, except those directly contradicted by the terms and conditions contained in this document, and specifically except for Sections 1, 2, 3, 4, 5, 6(e), 8, 9, 13(a), 21, 29, 30, 31, 36, 41, 42, 43, 51, Exhibits C, and C-1 through C-3, and

Exhibit D are incorporated herein and shall be terms and conditions of this Sublease (with each reference therein to “Landlord” or “Lessor”, “Tenant” or “Lessee” and “Lease” to be deemed to refer to Sublessor, Sublessee, and Sublease, respectively, as appropriate except the following provisions that are incorporated herein, the reference to Landlord or Lessor shall mean Master Lessor only: Sections 19 and 10(e)-(f)), and along with all of the following terms and conditions set forth in this document, shall constitute the complete terms and conditions of this Sublease.

1.3 Obligations of Sublessor. The only services or rights to which Sublessee is entitled hereunder from Master Lessor are those to which Sublessor is entitled under the Master Lease, and for all such services and rights Sublessee shall look solely to the Master Lessor under the Master Lease, and the obligations of Sublessor hereunder shall be limited to using its reasonable good faith efforts to obtain the performance by Master Lessor of its obligations. Should Sublessor be unable to obtain any performance by Master Lessor, Sublessor hereby assigns to Sublessee the right to seek to obtain such performance, such right to include legal action against Master Lessor. Sublessor shall have no liability to Sublessee or any other person for damage of any nature whatsoever as a result of the failure of Master Lessor to perform said obligations except for Master Lessor’s termination of the Sublessor’s interest as Lessee under the Master Lease in the event of Sublessor’s breach of the Master Lease, and Sublessee shall indemnify and hold Sublessor harmless from any and all claims and liability whatsoever for any such damage (unless such damage is caused by Sublessor’s breach of the Master Lease) including, without limitation, all costs and attorneys’ fees incurred in defending against same. With respect to any obligation of Sublessee to be performed under this Sublease other than a monetary obligation, when the Master Lease grants Sublessor a specific number of days to perform its obligations thereunder, Sublessee shall have two (2) fewer days to perform, provided that if Sublessor is in receipt of a notice of default from Master Lessor, Sublessor agrees to promptly transmit such notice by facsimile to Sublessee, attention: Eric Carlsen at (408) 716-4400 and Sublessee shall have two (2) fewer days than the number of days specified in such notice or the number of days to perform as provided in the Master Lease. With respect to any monetary obligation of Sublessee to be performed under this Sublease, Sublessee shall make the payments on or before the date that such payment is due. With respect to approval required to be obtained from “Landlord” under the Master Lease, such consent must be obtained from Master Lessor and Sublessor and the approval of Sublessor may be withheld if Master Lessor’s consent is not obtained.

ARTICLE 2

TERM

2.1 Term. The term of this Sublease shall commence on the date Sublessee fully executes and delivers this Sublease to Sublessor accompanied by the Security Deposit and the Letter of Credit (which Letter of Credit may be delivered within ten (10) days after such full execution) required pursuant to Section 4.2 hereof, and provide copies of all licenses and authorizations that may be required for the lawful operation of Sublessee’s business upon the Premises, including, without limitation, any business licenses that may be required by the City of Sunnyvale. This shall be referred to as the “Commencement Date.” The Rent shall commence on October 15, 2004 (the “Rent Commencement Date”). The term of this Sublease shall end on June 30, 2006, unless sooner terminated pursuant to any provision of the Master Lease applicable to the Subleased Premises (the “Expiration Date”). Sublessor shall have no obligation to Sublessee to exercise any of its options to extend under the Master Lease.

2.2 Option to Extend. Sublessee shall have no option to extend this Sublease.

2.3 Sublessee’s Early Occupancy of the Subleased Premises. If Sublessee, with Sublessor’s consent, takes possession prior to Rent Commencement Date, Sublessee shall do so subject to all the covenants and conditions hereof, and Sublessee shall not be required to pay Rent for such early possession prior to the Rent Commencement Date.

ARTICLE 3

RENT

3.1 Rent. Commencing on the Rent Commencement Date, Sublessee shall pay to Sublessor each month during the term of this Sublease, rent in the amount of Twenty Three Thousand Eight Hundred Twenty Seven and 96/100 Dollars ($23,827.96), in advance, on execution hereof for the first month and on or before the first of each month thereafter (“Base Rent”). Rent for partial months at the commencement or termination of this Sublease shall be prorated. Rent shall be paid to the Sublessor at its business address noted herein, or at any other place Sublessor may from time to time designate by written notice mailed or delivered to Sublessee.

3.2 Additional Rent. If Sublessee shall procure any additional services from Master Lessor, or if additional rent or other sums are incurred for Sublessee’s sole benefit, Sublessee shall make such payment to Sublessor or Master Lessor, as Sublessor shall direct and such charges shall not be pro rated between Sublessor and Sublessee. Any other rent or other sums payable by Sublessee under this Article 3 shall constitute and be due as additional rent. Base Rent and additional rent shall herein be referred to as “Rent”.

3.3 Operating Expenses. This Sublease shall be gross in nature. Sublessee shall be responsible for utilities and janitorial costs. All other operating expenses under the Master Lease shall be the responsibility of Sublessor.

ARTICLE 4

SECURITY DEPOSIT

4.1 Security Deposit. Upon execution hereof, Sublessee shall deposit with Sublessor the sum of Twenty Three Thousand Eight Hundred Twenty Seven and 96/100 Dollars ($23,827.96) as and for a Security Deposit to secure Sublessee’s full and timely performance of all of its obligations hereunder. If Sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults and/or fails to perform with respect to any provision of this Sublease, Sublessor may (but shall not be obligated to) use, apply, or retain all or any portion of said deposit for payment of any sum for which Sublessee is obligated or which will compensate Sublessor for any loss or damage which Sublessor may suffer thereby and to which Sublessor may be entitled by law, including, without limitation, any damage that will result in the future through the term of the Sublease, to repair damage to the Subleased Premises, to clean the

Subleased Premises at the end of the term or for any loss or damage caused by the act or omission of Sublessee or Sublessee’s officers, agents, employees, independent contractors or invitees. Sublessee waives the provisions of California Civil Code Section 1950.7 and all other provisions of law now in force or that become in force after the date of execution of this Sublease that provide that Sublessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Sublessee or to clean the Subleased Premises. Any such use, application, or retention shall not constitute a waiver by Sublessor of its right to enforce its other remedies hereunder, at law, or in equity. If any portion of said deposit is so used, applied, or retained, Sublessee shall, within ten (10) days after delivery of written demand from Sublessor, restore said deposit to its original amount. Sublessee’s failure to do so shall constitute a material breach of this Sublease, and in such event Sublessor may elect, among or in addition to other remedies, to terminate this Sublease. Sublessor shall not be a trustee of such deposit, and shall not be required to keep this deposit separate from its accounts. Sublessor alone shall be entitled to any interest or earnings thereon and Sublessor shall have the free use of same. If Sublessee fully and faithfully performs all of its obligations hereunder, then the deposit, less any amounts used by Sublessor as permitted by this section and not reimbursed by Sublessee, shall be returned to Sublessee (without payment of interest or earnings thereon) within 30 days after the later of (i) expiration or sooner termination of the term hereof, or (ii) Sublessee’s surrender of possession of the Subleased Premises to Sublessor.

4.2 Letter of Credit. Two (2) business days after Sublessee’s receipt of a copy of the Consent by Master Lessor to this Sublease, Sublessee shall provide to Sublessor an unconditional, clean, irrevocable Letter of Credit (“Letter of Credit”) in the amount of Thirty Seven Thousand and no/100 Dollars ($37,000) in favor of Sublessor and issued by a bank (which accepts deposits, maintains accounts and will negotiate a letter of credit, and whose deposits are insured by the FDIC) located in the Bay Area and reasonably acceptable to Sublessor (“Issuer”). The Letter of Credit shall (1) be fully transferable by Sublessor to a successor in its interest under this Sublease without payment of transfer fees, (2) permit multiple drawings, and (3) provide that draws, including partial draws, at Sublessor’s election, will be honored upon the delivery to the Issuer a certificate signed by Sublessor, or its authorized agent, that Sublessee is in default under this Sublease and that as a result thereof Sublessor is entitled to make the requested draw pursuant to the terms of the Sublease. The Letter of Credit is to be issued pursuant to ISP98 rather than UCP 500. If Sublessee fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sublease, Sublessor may (but shall not be obligated to) use, apply or retain all or any portion of the Letter of Credit for payment of any sum for which Sublessee is obligated or which will compensate Sublessor for any loss or damage which Sublessor may suffer thereby. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Sublessor of its right to enforce its other remedies hereunder, at law or in equity. If any portion of the Letter of Credit is drawn upon, Sublessee shall, within ten (10) days after delivery of written demand from Sublessor, restore said Letter of Credit to its original amount. The Letter of Credit shall be in effect for the entire term of this Sublease plus sixty (60) days beyond the expiration of the Sublease term. The Letter of Credit will automatically renew each year during the Sublease term unless the beneficiary under the Letter of Credit is given at least thirty (30) days prior notice of a non-renewal by the issuing bank, and Sublessor shall be able to draw on the Letter of Credit in the event of such notice. The parties agree that the provisions of Civil Code Sections 1950.7 and 1951.7 do not apply to the Letter of Credit.

ARTICLE 5

CONDITION OF SUBLEASED PREMISES

5.1 Condition of the Subleased Premises. Sublessee acknowledges that as of the Commencement Date, the Subleased Premises, and every part thereof, are in good condition and without need of repair, and Sublessee accepts the Subleased Premises “as is”, Sublessee having made all investigations and tests it has deemed necessary or desirable in order to establish to its own complete satisfaction the condition of the Subleased Premises. Sublessee accepts the Subleased Premises in their condition existing as of the Commencement Date, subject to all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Subleased Premises and any covenants or restrictions of record. Sublessee acknowledges that neither Sublessor nor Master Lessor have made any representations or warranties as to the condition of the Subleased Premises or its present or future suitability for Sublessee’s purposes. Notwithstanding the foregoing, Sublessor shall deliver possession of the Subleased Premises to Sublessee professionally cleaned (which shall consist of vacuuming the carpet and cleaning the windows) and the operating systems in good working condition, including but not limited to HVAC, electrical, elevator, plumbing, and lighting.

5.2 Surrender. Sublessee shall keep the Subleased Premises, and every part thereof in at least the same condition it was received from Sublessor, ordinary wear and tear excepted. Sublessee shall surrender the Subleased Premises in the same condition as received, ordinary wear and tear excepted, provided Sublessee performs all necessary maintenance, repair and cleaning to maintain the Subleased Premises in the condition it was delivered at the Commencement Date.

ARTICLE 6

INSURANCE

6.1 Sublessee’s Insurance With respect to the Tenant’s insurance under the Master Lease, the same is to be provided by Sublessee as described in the Master Lease, and such policies of insurance shall include as additional insureds Master Lessor, Sublessor and any lender as required by Master Lessor.

6.2 Waiver of Subrogation. With respect to the waiver of subrogation contained in the Master Lease, such waiver shall be deemed to be modified to constitute an agreement by and among Master Lessor, Sublessor and Sublessee (and Master Lessor’s consent to this Sublease shall be deemed to constitute its approval of this modification).

ARTICLE 7

USE OF SUBLEASED PREMISES; PARKING; IMPROVEMENTS

7.1 Use of Subleased Premises Sublessee shall occupy and use the Subleased Premises only for general office use, research and development and other legal related uses. Sublessee shall not allow the Premises to be used in any manner that is inconsistent or prohibited under Section 6 of the Master Lease.

7.2 Furniture, Fixture and Equipment (FF&E) Sublessee shall have use of all of the existing wired cubicle systems, desks, chairs, office furniture, conference room furniture, filing cabinets, book shelves, white boards, kitchen appliances, networking systems, and phone handsets and phone system that currently exist in the Subleased Premises throughout the entire term of the Sublease at no additional cost to Sublessee. Sublessor shall provide a list of furnishings, fixtures and equipment and attach it to this Sublease as Exhibit B. Sublessee accepts such FF&E “as is, where is” with no warranty, and at termination of this Sublease shall deliver same back to Sublessor in the same condition as received, ordinary wear and tear excepted; provided, however, that if Sublessee enters into a lease with Master Lessor for the Subleased Premises to continue immediately after the Expiration Date, and if Sublessee is not otherwise in breach of this Sublease, the FF&E shall become the property of Sublessee on the Expiration Date. Sublessee will insure the FF&E against casualty for its replacement value. Sublessor shall cooperate with Sublessee to permit Sublessee to be able to use such FF&E, by providing to Sublessee, to the extent same are available to Sublessor, all manuals, instructions and other documents and information necessary or convenient to the operation of such FF&E, including access codes, passwords and other keys to properly use such FF&E.

7.3 Parking. So long as Sublessee is not in default and subject to the rules and regulations imposed from time to time by Master Lessor or Sublessor, Sublessee shall have the right to use all of the parking spaces associated with the Premises as specified in the Master Lease.

ARTICLE 8

ASSIGNMENT, SUBLETTING & ENCUMBRANCE

8.1 Consent Required. Sublessee shall not assign this Sublease or any interest therein nor shall Sublessee sublet, license, encumber or permit the Subleased Premises or any part thereof to be used or occupied by others, without Sublessor’s and Master Lessor’s prior written consent. Sublessor’s consent shall not be unreasonably withheld provided, however, Sublessor’s withholding of consent shall in all events be deemed reasonable if for any reason Master Lessor’s consent is not obtained. The consent by Sublessor and Master Lessor to any assignment or subletting shall not waive the need for Sublessee (and Sublessee’s assignee or subtenant) to obtain the consent of Sublessor and Master Lessor to any different or further assignment or subletting. All Conditions and Standards set forth in the Master Lease regarding assignments and subletting shall apply, and to the extent there is any Bonus Rents (Rent paid by such Assignee or SubSublessee in excess of Rent paid by Sublessee hereunder), the Bonus Rent shall first be split per the Master Lease and any Bonus Rent to go to Sublessee shall be split 50/50 with Sublessor to be paid to Sublessor within five (5) days of receipt by Sublessee.

8.2 Form of Document. Every assignment, agreement, or sublease shall (i) recite that it is and shall be subject and subordinate to the provisions of this Sublease, that the assignee or subtenant assumes Sublessee’s obligation hereunder, that the termination of this Sublease shall at Sublessor’s sole election, constitute a termination of every such assignment or sublease, and (ii) contain such other terms and conditions as shall be reasonably requested or provided by Sublessor’s attorneys.

8.3 No Release of Sublessee. Regardless of Sublessor’s consent, no subletting or assignment shall release Sublessee of Sublessee’s obligation or alter the primary liability of Sublessee to pay the Rent and to perform all other obligations to be performed by Sublessee hereunder. The acceptance of Rent by Sublessor from any other person shall not be deemed to be a waiver by Sublessor of any provision hereof. In the event of default by any assignee, subtenant or any other successor of Sublessee, in the performance of any of the terms hereof, Sublessor may proceed directly against Sublessee without the necessity of exhausting remedies against such assignee, subtenant or successor.

8.4 Default. An involuntary assignment shall constitute a default and Sublessor shall have the right to elect to terminate this Sublease, in which case this Sublease shall not be treated as an asset of Sublessee.

ARTICLE 9

DEFAULT

9.1 Default Described. The occurrence of any of the following shall constitute a material breach of this Sublease and a default by Sublessee: (i) failure to pay Rent or any other amount within three (3) business days after due; (ii) all those items of default set forth in the Master Lease which remain uncured after the cure period provided in the Master Lease; or (iii) Sublessee’s failure to perform timely and subject to any cure periods any other material provision of this Sublease or the Master Lease as incorporated herein.

9.2 Sublessor’s Remedies. Sublessor shall have the remedies set forth in the Master Lease as if Sublessor is Master Lessor. These remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law.

9.3 Sublessee’s Right to Possession Not Terminated. Sublessor has the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations). Sublessor may continue this Sublease in full force and effect, and Sublessor shall have the right to collect rent and other sums when due. During the period Sublessee is in default, Sublessor may enter the Subleased Premises and relet them, or any part of them, to third parties for Sublessee’s account and alter or install locks and other security devices at the Subleased Premises. Sublessee shall be liable immediately to Sublessor for all costs Sublessor incurs and as permitted by law in reletting the Subleased

Premises, including, without limitation, attorneys’ fees, brokers’ commissions, expenses of remodeling the Subleased Premises required by the reletting, and like costs. Reletting may be for a period equal to, shorter or longer than the remaining term of this Sublease and rent received by Sublessor shall be applied to (i) first, any indebtedness from Sublessee to Sublessor other than rent due from Sublessee; (ii) second, all costs incurred by Sublessor in reletting, including, without limitation, brokers’ fees or commissions and attorneys fees, the cost of removing and storing the property of Sublessee or any other occupant, and the costs of repairing, altering, maintaining, remodeling or otherwise putting the Subleased Premises into condition acceptable to a new Sublessee or Sublessees; (iii) third, rent due and unpaid under this Sublease. After deducting the payments referred to in this subsection 9.3, any sum remaining from the rent Sublessor receives from reletting shall be held by Sublessor and applied in payment of future rent and other amounts as rent and such amounts become due under this Sublease. In no event shall Sublessee be entitled to any excess rent received by Sublessor.

9.4 All Sums Due and Payable as Rent. Sublessee shall also pay without notice, or where notice is required under this Sublease, immediately upon demand without any abatement, deduction, or setoff, as additional rent all sums, impositions, costs, expenses, and other payments which Sublessee in any of the provisions of this Sublease assumes or agrees to pay, and, in case of any nonpayment thereof, Sublessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for in this Sublease or by law in the case of nonpayment of rent.

9.5 No Waiver. Sublessor may accept Sublessee’s payments of less than full amount of rent due without waiving any rights under the Sublease, including rights under a previously served notice of default. So long as there is a default hereunder, no payment by Sublessee or receipt by Sublessor of a lesser amount than any installment of rent due or other sums shall be deemed as other than a payment on account of the amount due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Sublessor may accept such check or payment without prejudice of Sublessor’s right to recover the balance of such rent or other sum or pursue any other remedy provided in this Sublease, at law or in equity. If Sublessor accepts payments after serving a notice of default, Sublessor may nevertheless commence and pursue an action to enforce rights and remedies under the previously served notice of default without giving Sublessee any further notice or demand. Furthermore, the Sublessor’s acceptance of rent from Sublessee when the Sublessee is holding over without express written consent does not convert Sublessee’s tenancy from a tenancy at sufferance to a month-to-month tenancy. No waiver of any provision of this Sublease shall be implied by any failure of Sublessor to enforce any remedy for the violation of that provision, even if that violation continues or is repeated. Any waiver by Sublessor of any provision of this Sublease must be in writing. Such waiver shall affect only the provisions specified and only for the time and in the manner stated in the writing. No delay or omission in the exercise of any right or remedy by Sublessor shall impair such right or remedy or be construed as a waiver thereof by Sublessor. No act or conduct of Sublessor, including, without limitation the acceptance of keys to the Subleased Premises shall constitute acceptance or the surrender of the Subleased Premises by Sublessee before the Expiration Date. Only written notice from Sublessor to Sublessee of acceptance shall constitute such acceptance or surrender of the Subleased Premises. Sublessor’s consent to or approval of any act by Sublessee which requires Sublessor’s consent or approval shall not be deemed to waive or render unnecessary Sublessor’s consent to or approval of any subsequent act by Sublessee.

9.6 Sublessor Default. For purposes of this Sublease, Sublessor shall not be deemed in default hereunder unless and until Sublessee shall first deliver to Sublessor written notice of such default, and Sublessor shall fail to promptly cure said default or to commence to cure said default and thereafter diligently prosecute the same to completion

9.7 Notice of Event of Default under Master Lease. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee’s ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor’s receipt of notice from Master Lessor of an Event of Default or Sublessor’s actual knowledge of such impairment.

ARTICLE 10

CONSENT OF MASTER LESSOR

10.1 Precondition. The Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor. This Sublease shall not be effective unless and until Master Lessor signs a consent to this subletting satisfactory to Sublessor.

ARTICLE 11

MISCELLANEOUS

11.1 Conflict with Master Lease; Interpretation. In the event of any conflict between the provisions of the Master Lease and this Sublease, the Master Lease shall govern and control except to the extent directly contradicted by the terms of this Sublease. No presumption shall apply in the interpretation or construction of this Sublease as a result of Sublessor having drafted the whole or any part hereof.

11.2 Remedies Cumulative. The rights, privileges, elections, and remedies of Sublessor in this Sublease, at law, and in equity are cumulative and not alternative.

11.3 Waiver of Redemption. Sublessee hereby expressly waives any and all rights of redemption to which it may be entitled by or under any present or future laws in the event Sublessor shall obtain a judgment for possession of the Subleased Premises.

11.4 Damage and Destruction; Condemnation. In the event of any damage, destruction, casualty, condemnation or threat of condemnation affecting the Subleased Premises, Rent payable hereunder shall be abated but only to the extent that Rent is abated under the Master Lease. Sublessee shall have no right to terminate this Sublease in connection with any damage, destruction, casualty, condemnation or threat of condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.

11.5 Furniture. Sublessee may use certain furniture and furnishings located in the Subleased Premises as set forth on Exhibit C (“Furniture”). Sublessee accepts the Furniture in its “as is” condition and Sublessor makes no warranty as to the condition of the Furniture or its present or future suitability for Sublessee’s purposes. Subject to the provisions of section 7.2, upon termination of this Sublease, Sublessee shall return the Furniture to Sublessor in the same condition as received, ordinary wear and tear excepted conditioned on the obligation of Sublessee to use the Furniture in a careful and proper manner and to clean and repair the Furniture in the manner necessary to maintain the Furniture in the condition it was initially provided to Sublessee. Sublessee shall be liable for any damage to the Furniture and solely responsible for all costs associated with the maintenance, cleaning and repair of the Furniture.

11.6 Signage. Sublessee may place signs on or about the Subleased Premises in compliance with Section 18 of the Master Lease. All signs shall be at Sublessee’s sole cost and shall comply with all local, federal and state rules, regulations, statutes, and ordinances at all times during the term hereof. Sublessee, at Sublessee’s cost, shall remove all such signs and graphics prior to the termination of this Sublease and repair any damage caused by such removal. Sublessor shall, at its expense, remove its signs on the Premises prior to the Commencement Date of this Sublease.

11.7 Offer. Preparation of this Sublease by either Sublessor or Sublessee or either parties’ agent and submission of same to Sublessor or Sublessee shall not be deemed an offer to Sublease. This Sublease is not intended to be binding until executed and delivered by all Parties hereto.

11.8 Due Authority. If Sublessee signs as a corporation, each of the persons executing this Sublease on behalf of Sublessee represent and warrant that they have the authority to bind Sublessee, Sublessee has been and is qualified to do business in the State of California, that the corporation has full right and authority to enter into this Sublease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporate actions. If Sublessee signs as a partnership, trust or other legal entity, each of the persons executing this Sublease on behalf of Sublessee represent and warrant that they have the authority to bind Sublessee, Sublessee has complied with all applicable laws, rules and governmental regulations relative to its right to do business in the State of California and that such entity on behalf of the Sublessee was authorized to do so by any and all appropriate partnership, trust or other actions. Sublessee agrees to furnish promptly upon request a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the authorization of Sublessee to enter into this Sublease.

11.9 Multiple Counterparts. This Sublease may be executed in two or more counterparts, which when taken together shall constitute one and the same instrument. The parties contemplate that they may be executing counterparts of this Sublease transmitted by facsimile and agree and intend that a signature by facsimile machine shall bind the party so signing with the same effect as though the signature were an original signature.

11.10 Building Contaminants. To prevent the contamination, growth, or deposit of any mold, mildew, bacillus, virus, pollen, or other micro-organism (collectively, “Biologicals”) and the deposit, release or circulation of any indoor contaminants including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, “Contaminants”) that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or their invitees (each, an “Occupant”), Sublessee shall, at Sublessee’s sole cost and expense, at all times during the term hereof

(1) operate the Subleased Premises in such a manner to reasonably prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers, and any other locations where stagnant water or moisture could accumulate, and (2) otherwise operate the Subleased Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants.

ARTICLE 12

BROKER’S COMMISSIONS

12.1 Commission. Sublessor and Sublessee represent and warrant to each other that each has dealt with the following brokers CPS, A Commercial Real Estate Company, Inc. (Sublessor’s Broker) and Cornish & Carey Commercial (Sublessee’s Broker) and with no other agent, finder, or other such person with respect to this Sublease and each agrees to indemnify and hold the other harmless from any claim asserted against the other by any broker, agent, finder, or other such person not identified above as Sublessor’s Broker or Sublessee’s Broker. The Commission to the Brokers is pursuant to separate agreement.

ARTICLE 13

NOTICES AND PAYMENTS

13.1 Certified Mail. Any notice, demand, request, consent, approval, submittal or communication that either party desires or is required to give to the other party or any other person shall be in writing and either served personally or sent by prepaid, first-class certified mail or commercial overnight delivery service. Such Notice shall be effective on the date of actual receipt (in the case of personal service or commercial overnight delivery service) or two days after deposit in the United States mail, to the following addresses:

To the Sublessor:	Blue Coat Systems
650 Almanor Avenue
Sunnyvale, CA 94085
Attention: Director of Facilities and Real Estate

To the Sublessee:	At the Subleased Premises, whether or not Sublessee has abandoned or vacated the Subleased Premises or notified the Sublessor of any other address

with a copy to:	Berliner Cohen
10 Almaden Blvd., Suite 1100
San Jose, CA 95113-2233
Attention: Eric Wong, Esq.

13.2 When this Sublease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure Section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Sublease) shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure Section 1162 or any similar or successor statute

ARTICLE 14

ATTORNEYS’ FEES AND COSTS

14.1 Sublessor Made Party to Litigation. If Sublessor or Sublessee becomes a party to any litigation brought by someone other than the other party and concerning this Sublease, the Subleased Premises, or the other party’s use and occupancy of the Subleased Premises to the extent, based upon any real or alleged act or omission of such other party or its authorized representatives, such other party shall be liable to the first party for reasonable attorneys’ fees and court costs incurred by the other in the litigation.

14.2 Certain Litigation Between the Parties. In the event any action or proceeding at law or in equity or any arbitration proceeding be instituted by either party, for an alleged breach of any obligation of Sublessee under this Sublease, to recover rent, to terminate the tenancy of Sublessee at the Subleased Premises, or to enforce, protect, or establish any right or remedy of a party to this Sublease Agreement, the prevailing party (by judgment or settlement) in such action or proceeding shall be entitled to recover as part of such action or proceeding such reasonable attorneys’ fees, expert witness fees, and court costs as may be fixed by the court or jury, but this provision shall not apply to any cross-complaint filed by anyone other than Sublessor in such action or proceeding.

14.3 Sublessor’s Costs. In any case where Sublessee requests permission from Sublessor to assign, sublet, make alterations, or receive any other consent or obtain any waiver from or modification to the terms of this Sublease, Sublessee shall pay to Sublessor a reasonable administrative charge and Sublessor’s reasonable attorney’s fees incurred by Sublessor in reviewing such request.

ARTICLE 15

EXHIBITS

15.1 Exhibits and Attachments. All exhibits and attachments to this Sublease are a part hereof.

IN WITNESS WHEREOF, Sublessor and Sublessee have executed and delivered this Sublease on the date first set forth above.

SUBLESSOR	SUBLESSEE

Blue Coat Systems, a Delaware corporation	Infoblox Inc., a Delaware corporation

By:	By:

Its:	Its:

By:	By:
Its:	Its:

Exhibit A

[Attach Master Lease]

Exhibit B

Furniture:

2 Brown chairs second floor

1 split round table

26 training tables

19 black plastic chairs

48 multi color chairs

2 chairs with writing table

7 red chairs

1 coffee table blue with wheels

4 glass tables with stands

2 lobby chairs

1 coffee table /yellow on wheels

1 sofa-blue/yellow on wheels

2 dog chairs on wheels, 1 yellow/ blue, 1 red

4 bookcases 4 shelf

8 bookcases 5 shelf

4 storage racks, 8’

2 storage rack, 3’

7 trash receptacles, red

Conference rooms:

66 Stylex chairs

11 Phone stands

(5) Tables 6’

(1) Table 7’

(2) Tables 16’

(4) 48” round tables

Cubicles:

186 8x8 cubicles – 5 additional cubes are utilized as printer stations

2 additional cubes upstairs with column obstructions

140 cubes are Allsteel

51 cubes are Teknion

Security System:

Building Security System is Lenel Onguard 2000

Stand-alone system w/6 cameras, PC based with hard drive data storage & CDROM video capture

Exterior doors and sliding doors upstairs are alarmed with proximity readers

Fully programmable for alarm timing and security access levels

Security is setup in room # 125. System is expandable

Other:

Showers and lockers in downstairs restrooms

Kitchen 1 Refrigerator, 1 freezer

(4) 42” tables

Folding tables 4’ (2), 5’ (8), 6’ (5)

Two large mail rooms/copy centers and 2 mail sorters

Cabinets - 3 small, 8 large

All electrical circuits are clearly labeled; at the source & in the panels

IT lab:

Wiring to all cubes, conference rooms, and other labs terminate in on row of racks

Qty 4 – Fiber data connections to each lab

Qty 4 – CAT5e data connections to each cube and conference room

Qty 2 – Telecom lines (digital or analog) to each cube and conference room

Qty ? – 20 amp / 4 receptacles 110VAC power

Qty ? – 30 amp 220VAC power

5 tons of dedicated air conditioning

Software Lab #1:

Dedicated block terminated CAT5e data wiring between racks and fiber termination rack (from IT lab)

Qty 50 – Chasworth 19” racks and wire handlers (powder coated and grounded)

Qty 50 – 20 amp / 4 receptacles 110VAC power

15 tons of dedicated air conditioning

Software Lab # 2:

Dedicated block terminated CAT5e data wiring between racks and fiber termination rack (from IT lab)

Qty 36 – Chasworth 19” racks and wire handlers (powder coated and grounded)

Qty 36 – 20 amp / 4 receptacles 110VAC power

20 tons of dedicated air conditioning

Hardware Lab:

Dedicated block terminated CAT5e data wiring between racks and fiber termination rack (from IT lab)

Qty 4 – Chasworth 19” racks and wire handlers (powder coated and grounded)

Qty 4 – 20 amp / 4 receptacles 110VAC power

Qty 2 – 30 amp 220VAC power

7.5 tons of dedicated air conditioning

Wiring (Other):

Qty 8 – Dedicated 110VAC power and CAT5e data wiring in ceiling panels for wireless network (4 upstairs and 4 downstairs)

Qty 6 – In-Floor 110VAC power in expandable training room

Telcom Equipment (Installed):

Model: Avaya Definity R3

Software licenses: 300

DS1 cards: 3

Digital ports: 144

Analog ports: 48

Handsets (6408): 66

Handsets (6402): 5

Handsets (6210): 14

Handsets (Operator): 1

Video Conferencing Equipment:

Model: Polycom ViewStation 512MP

Accessories:

Qty 1 – IMUX ISDN Expansion Module

Qty 1 – Remote Control

Qty 2 – Sony Trinitron 32” Televisions

Qty 2 – Black Television Stands

LANDLORD’S CONSENT TO SUBLEASE

(Blue Coat Systems/ Infoblox Inc.)

SUNNYVALE VIII TRUST, a Maryland business trust (“Landlord”), landlord under that certain Lease Agreement dated March 30, 2001 (the “Master Lease”), by and between Landlord and, CACHEFLOW INC., a Delaware corporation now known as BLUE COAT SYSTEMS (“Tenant”) hereby consents to the subleasing of a portion of the Premises (as defined in the Master Lease) by Tenant, as sublessor, to INFOBLOX INC., a Delaware corporation (“Subtenant”) as subtenant, specifically under the terms and with respect to such subleased premises (the “Sublease Premises”) as described in the Sublease Agreement dated as of October     , 2004 attached hereto as Exhibit A (the “Sublease”) by and between Tenant and Subtenant, subject to the following:

1. Occupancy of the Sublease Premises by Subtenant is in all respects subject to the Master Lease, and Landlord hereby informs Tenant and Subtenant that Landlord requires strict compliance by Tenant and Subtenant with all the terms and conditions of the Master Lease. Neither the Sublease nor this consent shall release or discharge Tenant from any liability under the Master Lease and Tenant shall remain liable and responsible for the full performance and observance of all of the provisions, covenants, and conditions set forth in the Master Lease on the part of Tenant to be performed and observed. The breach or violation of any provision of the Master Lease by Subtenant shall constitute a default by Tenant in fulfilling such provision and any breach of the Master Lease by either Tenant or Subtenant shall entitled Landlord to all the rights and remedies provided in the Master Lease in the event of a breach, and any other available remedy, against both Tenant and Subtenant.

2. This consent shall not be construed as approval or consent to any provision(s) of the Sublease which may conflict with or be interpreted to restrict Landlord’s rights or Tenant’s obligations under the Master Lease, or to expand upon Tenant’s rights or Landlord’s obligations under the Master Lease, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease, including any provision which purports to bind Landlord in any way contrary to the terms of the Master Lease; provided, that as set forth in Section 6.2 Waiver of Subrogation, the waiver of subrogation set forth in the Master Lease shall apply among Landlord, Tenant and Subtenant. This consent shall not create in Subtenant, as a third party beneficiary or otherwise, any rights except as specifically set forth herein. All communications with Landlord will be recognized by Landlord only if made by Tenant, not Subtenant, including without limitations requests for approvals as required under the Master Lease. Tenant hereby appoints Subtenant as Tenant’s agent for the purpose of communicating with Landlord with regard to matters arising in the ordinary course of tenancy (e.g. parking matters, after hours HVAC requirements, excess janitorial services, ordinary repairs and maintenance), and notwithstanding the provisions of the immediately preceding sentence, Landlord agrees to recognize Subtenant as Tenant’s agent with respect to such matters and to communicate with Subtenant, as agent for Tenant, with respect to such matters. Tenant hereby agrees that Landlord may rely on Subtenant’s authority as Tenant’s agent with respect to any matter which may be reasonably understood to fall within the foregoing description of Subtenant authority.

Blue Coat Systems (Cacheflow)/Infoblox Sublease Consent

477 Potrero – Central Research Park

3. Upon the expiration or earlier termination of the term of the Master Lease the Sublease shall terminate as of the effective date (“Termination Date”) of such expiration or termination and Subtenant shall vacate the Sublease Premises on or before the Termination Date. Notwithstanding anything to the contrary contained in the Sublease, Landlord shall not have any liability to Subtenant (and the Sublease shall terminate as of the Termination Date as provided herein) in the event Tenant elects to terminate the Master Lease. In no event shall the foregoing be construed to grant to Tenant any right to terminate the Master Lease.

4. Subtenant shall be bound by the use provisions set forth in Section 6 of the Master Lease.

5. Tenant’s indemnity obligations under Section 14 of the Master Lease shall include any liabilities which arise by virtue of the Sublease or Subtenant’s occupancy of the Sublease Premises. Notwithstanding anything to the contrary contained in the Sublease, Subtenant agrees that the terms and conditions of Section 14 of the Master Lease shall apply to Subtenant as though Subtenant were the Tenant and Landlord the Landlord modified as appropriate so as to make such terms applicable only to Subtenant’s leasing of the Sublease Premises.

6. Landlord shall charge Tenant, and Tenant shall pay, all costs incurred by Landlord in connection with the approval of the Sublease, including reasonable attorneys, architects or consultants’ fees or costs (up to a maximum of Three Thousand Dollars ($3,000.00), and Subtenant’s move into, improvement of and occupancy of the Sublease Premises pursuant to the terms of Section 21 of the Master Lease. Invoices with respect to the costs chargeable to Tenant under this Paragraph 6 shall be addressed to Tenant in care of Subtenant at the Sublease Premises, copy to Tenant.

7. Nothing in the Sublease shall limit Tenant’s obligation for Additional Rent due for the Sublease Premises under Section 5 of the Master Lease. Tenant will be charged for any utilities or other services furnished by Landlord to the Sublease Premises for Subtenant in accordance with Section 7 of the Master Lease and shall remain liable for all utilities provided directly to the Sublease Premises as set forth in said Section 7.

8. Subtenant is not entitled to occupy any space other than the Sublease Premises, and any additional extension or addition of space shall require Landlord’s prior additional written consent. Notwithstanding any provision of the Sublease to the contrary, Subtenant shall not be permitted to occupy the Sublease Premise until after full execution and delivery of this Consent.

9. Notwithstanding anything to the contrary in the Sublease, the provisions of the Master Lease regarding Alterations or improvements to the Premises shall apply to any Alterations or improvements made to the Sublease Premises. This consent shall not

Blue Coat Systems (Cacheflow)/Infoblox Sublease Consent

477 Potrero – Central Research Park

serve as Landlord’s approval of any Alterations proposed in the Sublease. To the extent not previously approved by Landlord in writing, Landlord will approve or disapprove any proposed Alterations after execution of this consent by Tenant and Subtenant upon Landlord’s review of the plans for the proposed Alterations and in accordance with Section 11 of the Master Lease. Any such Landlord approval shall not be (or be deemed to be) relied upon by Tenant, Subtenant or any third party with respect to the adequacy of such plans or compliance of the improvements described therein with any governmental rule or regulation.

10. This consent does not extend to, and expressly excludes, consent to (a) any portion of the Sublease term that extends beyond the present term of the Master Lease, (b) any renewal or extension of the Sublease term, or (c) any expansion of the Sublease Premises. Any of the foregoing shall be conditioned upon Landlord’s express prior written consent thereto at the appropriate time as if for a new subletting.

11. In consideration of Landlord’s consent to the Sublease, Subtenant agrees that Landlord and the holders (“Holders”) of any mortgage, deed of trust or like encumbrance affecting any part of the Premises, the Property (as defined in the Master Lease) or any of the improvements located thereon (the “Improvements”)(the Premises, the Property, and the Improvements are herein collectively referred to as the “Landlord’s Property”) or any interest of Landlord therein which is now existing or hereafter executed or recorded, any present or future modification, amendment or supplement to any of the foregoing, and to any advances made thereunder (any of the foregoing being a “Superior Interest”) shall not be liable to Subtenant, and Subtenant hereby waives all claims against such parties, for any loss, injury or other damage to person or property in or about the Sublease Premises or the Landlord’s Property from any cause whatsoever other than such parties’ gross negligence or willful misconduct, and Subtenant further agrees that Landlord and the Holders shall in no event be liable for any consequential or resulting damages or lost profits or lost revenue. Except to the extent caused by Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for losses due to theft, vandalism or like causes.

12. Subtenant shall cause Landlord, Managing Agent, and any Holders (as identified by Landlord in writing to Subtenant) to be named as additional insured on the policy of commercial general liability insurance which Subtenant carries pursuant to the Sublease and shall provide Landlord with such policy or a certificate thereof upon commencement of the term of the Sublease and shall provide Landlord with a renewal policy or certificate at least thirty (30) days prior to the expiration date thereof.

13. Tenant and Subtenant agree to indemnify, defend and hold Landlord harmless from and against any loss, cost, expense, damage or liability, including reasonable attorneys’ fees, incurred as a result of a claim by any person or entity based, upon the act or omission of the indemnifying party, (a) that it is entitled to a commission, finder’s fee or like payment in connection with the Sublease, or (b) relating to or arising out of the Sublease or any related agreements or dealings.

Blue Coat Systems (Cacheflow)/Infoblox Sublease Consent

477 Potrero – Central Research Park

14. Subtenant agrees that the Sublease shall at all times be subject and subordinate to the right, title and interest of the Holders of the Superior Interests, and any other document memorializing or securing same, and Subtenant and Tenant agree to execute any such further subordination documents as such Holder may require pursuant to the terms of Section 38 of the Master Lease. Without limiting the generality of the foregoing, Tenant and Subtenant agree to comply with all of the obligations and requirements of any present subordination, attornment and non-disturbance or similar agreement by and between any Holder, Landlord and Tenant.

15. The foregoing consent shall apply only to the subject subletting and shall not be deemed to be consent to any other subletting nor to any subsubletting under the Sublease, nor shall this consent be construed to release Tenant from any of its obligations under the Master Lease.

16. Tenant and Subtenant and each person executing this Consent on behalf of them represents and warrants to Landlord that (a) each is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (b) each is qualified to do business in California, (c) each has full right, power and authority to enter into this Consent and to perform all of their obligations hereunder, and (d) the execution, delivery and performance of this Consent has been duly authorized by Tenant and Subtenant and each person signing this Consent on behalf of the of them is duly and validly authorized to do so.

17. To facilitate execution hereof, this Consent may be executed in one or more counterparts as may be convenient or required, and an executed copy hereof delivered by facsimile shall have the effect of an original, executed instrument. All counterparts hereof shall collectively constitute a single instrument; but, in making proof of this Consent, it shall not be necessary to produce or account for more than one such counterpart. It shall not be necessary for the signature of, or on behalf of each party hereto, or that the signature of all persons required to bind any such party, appear on each counterpart hereof. Each signature page to any counterpart hereof may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart hereof identical thereto except having attached to it additional signature pages.

Blue Coat Systems (Cacheflow)/Infoblox Sublease Consent

477 Potrero – Central Research Park

18. This consent is conditioned upon the signed acceptance by Tenant and Subtenant of the terms and conditions set forth herein.

October     , 2004.

Landlord: SUNNYVALE VIII TRUST,

a Maryland business trust

By:
Gary E. Block
Its:	Vice President

ACCEPTANCE BY TENANT AND SUBTENANT

Tenant: BLUE COAT SYSTEMS, INC. a Delaware corporation	Subtenant: INFOBLOX, INC. a Delaware corporation

By:	By:
Its:	Its:

By:	By:
Its:	Its:

Blue Coat Systems (Cacheflow)/Infoblox Sublease Consent

477 Potrero – Central Research Park